Exhibit 99.2

FINAL TRANSCRIPT
     IUSA — Q1 2007 InfoUSA Earnings Conference Call
     Event Date/Time: Apr. 20. 2007 / 4:00PM ET

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FINAL TRANSCRIPT
Apr. 20. 2007 / 4:00PM, IUSA — Q1 2007 InfoUSA Earnings Conference Call
CORPORATE PARTICIPANTS
Stormy Dean
InfoUSA — CFO
Vin Gupta
InfoUSA — Chairman, CEO
CONFERENCE CALL PARTICIPANTS
Kyle Evans
Stephens, Inc. — Analyst
Robert Kirkpatrick
Cardinal Capital — Analyst
Kevin Starke
Weeden & Company — Analyst
Rick D’Autevil
Columbia Management — Analyst
Brett Buckley
Dolpen Partners — Analyst
Patrick Brennan
Boyarc Asset Management — Analyst
PRESENTATION
Operator
Good day, ladies and gentlemen, and welcome to the first quarter 2007 InfoUSA earnings conference call. [OPERATOR INSTRUCTIONS] As a reminder, the conference is being recorded for replay purposes. I would now like to turn our presentation over to Stormy Dean, Chief Financial Officer. Please proceed, sir.

Stormy Dean — InfoUSA — CFO
Thank you. Good afternoon, everyone. Before we get started on our financial performance for the first quarter of 2007, I would like to get all those legalities out of the way.
During the course of the conference call, we may make projections or other forward-looking statements. And the actual events may differ materially. We refer you to the documents the Company files from time to time with the Securities and Exchange Commission. These documents contain and identify important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements.
Now I would like to continue with the financial highlights from the first quarter of 2007. During the first quarter, revenue was $157.9 million versus $103.1 million for the same period in 2006. That’s an increase of 53%. Excluding opinion research, the revenue for the quarter was $109.8 million or an increase of 6.5%. The services group first quarter revenue was $31.4 million versus $26.6 million for the same period last year. That’s a growth of 18%. The data group first quarter revenue was $78.4 million versus $76.5 million for the same quarter last year. A growth of 2%. Revenue for the marketing research group was $48.1 million. The marketing research group is comprised of opinion research and macro international. Opinion research acquired or was acquired in December of 2006. Our first quarter operating income was $14.8 million versus $15.5 million during the corresponding quarter of 2006.

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FINAL TRANSCRIPT
Apr. 20. 2007 / 4:00PM, IUSA — Q1 2007 InfoUSA Earnings Conference Call
During the first quarter, the Company recorded expenses of $4.6 million for advertising and promotional activities for the Super Bowl and the NCAA Final Four basketball tournament. We also recorded $2.1 million of expenses related to the transition of InfoUSA national accounts to Omaha. InfoUSA national accounts was formally known as Donnelley Marketing. Our EPS for the first quarter was $0.11 per share versus $0.15 per share in 2006. EBITDA for the first quarter of 2007 was $24 million compared to $23 million in the first quarter of 2006. Our capital expenditures for the first quarter of 2007 were approximately $6.4 million compared to $4.1 million during 2006, which included capital expenditures in the first quarter for over $1 million related to the expansion of our Papillion facilities and other facility improvements. During the first quarter we paid a cash dividend of $0.25 a share and a special dividend of $0.10 a share to shareholders of record on February 16, 2007. Our subscription revenue continues to grow as evidenced by an increase of over 10,000 new subscribers during the quarter and $115 million in annualized contract revenue at the end of the first quarter of 2007. I will now turn the call over to Vin Gupta.

Vin Gupta — InfoUSA — Chairman, CEO
Thank you, Stormy. Following my prepared remarks, we’ll be ready for questions and answers. We had a great first quarter. During the first quarter, we had record revenues of $157.9 million compared to $103.1 million last year. Excluding Opinion Research, the revenue for the quarter was $109.8 million, about increase of about 6.5%. Our operating income in the first quarter was $14.8 million, down from $15.5 million last year. Which is largely due to spending $4.6 million in advertising costs for the Super Bowl and NCAA Final Four basketball tournament. And approximately $2.1 million on restructuring of our national accounts group.
During the quarter, we rewarded our loyal shareholders and paid a cash dividend of $0.35 a share, which included a $0.25 per share regular dividend and a $0.10 per share special dividend. Today, InfoUSA is a full service provider to the sales and marketing department for corporations and small businesses. We offer over 12 proprietary databases and provide services so our customers can find new prospects and increase their sales. For example, safely, mailing list, unlimited access online. We also offer direct marketing services, data based marketing services, e-mail marketing services, all under one roof. With the acquisition of Opinion Research and Macro International, we are also able to offer market research services that includes customer surveys, product surveys, employee surveys to the corporate, public, and nonprofit sector.
The following are the highlights of InfoUSA’s accomplishments in the first quarter of 2007. We continue to build on our successful subscription model generating a sustainable and predictable revenue stream. The Company added over 10,000 subscribers to our subscription services such as SalesGenie, credit.net, SalesLeads USA, and InfoUSAs other subscription products during the quarter. The increase of the new subscribers compared to the new subscribers added in previous quarters is a direct result of the Super Bowl add and the NCAA basketball championship ad, and the advertising campaign that sent out our different ads. The ads generated approximately 50,000 new registrations, over 2500 new subscriptions. We now have approximately 65,000 total subscribers within an annualized revenue value of over $115 million. The cancellation rate on our subscription products at a new level of approximately 19%.
InfoUSA recorded a full quarter of results for Opinion Research Corporation acquired December 4, 2006. This transaction is a continuation of InfoUSA’s distributive plan to leverage its capabilities and be a full service provider to the sales and marketing department of corporations and the service provider to the public sector worldwide. Therefore a new reporting segment, beginning in 2007 the Company is reporting results in three segments. The data group, the services group, and the marketing research group. The Donnelly group has been recognized — or reorganized and is named services group. This group is led by Ed Mallin and consists of yesmail, Catalog Vision, and list brokerage and list management divisions.
The data group is composed of Donnelly Marketing, which is now known as InfoUSA national accounts growth along with OneSource, our data based license growth, and the former InfoUSA group and the small business group. The data group is led by Monica Messer. We believe that by organizing all of the Company’s businesses that sell proprietary content into a single segment, it can more effectively deploy sales and marketing resources. The new organization is also expected to create better opportunities for cross selling proprietary databases under one brand name.

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Apr. 20. 2007 / 4:00PM, IUSA — Q1 2007 InfoUSA Earnings Conference Call
The marketing research group is composed of the recently acquired operation of Opinion Research Corporation whose operations are divided into corporate market integration, known as Opinion Research and the government research division known as Macro International. Gerard Miodus leads the corporate market research division worldwide and Greg Mahnke leads the government research division called Macro International.
Opinion Research the service provided and the client service by Opinion Research Corporation are highly complementary to InfoUSA’s services. We plan to capitalize on the compelling cross selling opportunities created by the combination. For the first quarter of 2007, the acquisition of Opinion Research Corporation was accretive to its earnings and the Company expects this to continue for 2007. The Corporate market research division will continue to expand its overseas operations in Europe and Asia. We plan to take advantage of cross-selling opportunities with other InfoUSA companies by selling data based marketing services to market research customers and by selling market research to companies engaged in database marketing. The government research division known as Macro International is based in Washington, D.C. area. We are the leading provider of research to the various departments of the government such as health and human services, Center for Disease Control, USA-ID, and other departments.
Let me just talk about Super Bowl commercial. On February 4, 2007, we aired three 30-second commercials during the Super Bowl. We also sponsored a pre game show from 5:30 to 6:00. The first 30-second spot aired during the pregame show, the second spot, a brand new spot aired in the first quarter of the game, and the third spot aired during the post game coverage. All of these parts featured our subscription sales lead service called SalesGenie.com.
We carefully thought about the cost benefit of having our commercial air during the Super Bowl. We know it was expensive, but we believe it was the right place to advertise SalesGenie.com. We see a potential market of 20 million users for our sales that includes salespeople, entrepreneurs, small business owners, and sales and marketing executives. We believe that a high percentage of audience watches the Super Bowl. Our Super Bowl commercial was proceeded by a heavy e-mail and direct mail campaign and other advertising campaigns. After the Super Bowl, we ran advertisements during the Final Four NCAA basketball tournament during March and April. And we are exploring other future advertising campaigns.
Many companies have built or have grown their franchises by using an aggressive television marketing campaigns such as cell phone companies, cable companies, CLEC phone companies, and others. We believe our TV advertising is giving SalesGenie.com a tremendous exposure, creating a brand name awareness, and increasing our subscription base. This concludes our prepared remarks. I want to thank you for your interest in InfoUSA and remind you that the purpose of today’s conference call is to discuss our first quarter results. We are now ready for your questions and answers.

QUESTIONS AND ANSWERS
Operator
[OPERATOR INSTRUCTIONS] First question comes from the line of Kyle Evans with Stephens. Please proceed.

Kyle Evans — Stephens, Inc. — Analyst
Hey, good afternoon, guys.

Vin Gupta — InfoUSA — Chairman, CEO
Hi, Kyle.

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Apr. 20. 2007 / 4:00PM, IUSA — Q1 2007 InfoUSA Earnings Conference Call
Kyle Evans — Stephens, Inc. — Analyst
It looks like the growth excluding Opinion Research was about 6.5%. Can you comment on the organic growth rate if you X out the acquisitions of Rubin, Connexia, and Mclinski in the quarter?

Stormy Dean — InfoUSA — CFO
Yes. Across the board, our organic growth rate was around 2%.

Kyle Evans — Stephens, Inc. — Analyst
Okay. All right. Can you quickly review the return assumptions that you guys use? I know you reviewed your TV ad spending dollars in advance. And this is a carefully calculated expenditure. Can you kind of help us see what you guys see in the average — it looks roughly about $1,000 per sub for an acquisition cost?

Vin Gupta — InfoUSA — Chairman, CEO
Well, when a subscriber pays about $150 a month, and if you look at 20% cancellation rate, the present value of that subscriber is about $5,000. And we feel that any time we spend under $2,000 to get that subscriber, it’s a profitable subscriber to us.

Kyle Evans — Stephens, Inc. — Analyst
But that $5,000 — isn’t that $5,000 figure, that’s a revenue number, not a profit number?

Vin Gupta — InfoUSA — Chairman, CEO
That’s a revenue number, yes.

Kyle Evans — Stephens, Inc. — Analyst
I just want to make sure.

Vin Gupta — InfoUSA — Chairman, CEO
And any time we can get a new subscriber for under $2000 or even $2500 is a profitable subscriber and we are below that number.

Kyle Evans — Stephens, Inc. — Analyst
Do you have any sense for how much of the nice bump in the subscriber number this quarter, any sense for how much of that is cannibalization of your kind of existing transactional customer base versus new incremental sale?

Vin Gupta — InfoUSA — Chairman, CEO
Well, in this industry what’s happening is the usage of direct mail is not growing. It’s actually flat. And in some quarters it’s even going down. And that was the main reason for us to migrate to subscription model otherwise the revenue we’re having declining.

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Apr. 20. 2007 / 4:00PM, IUSA — Q1 2007 InfoUSA Earnings Conference Call
And surprisingly, our nonsubscription product, that revenue has not gone down. Where we did take the hit was in the national accounts group, which is the old Donnelly Marketing. Where the revenue has gone down. And that’s what we are — we are addressing that issue right now.

Stormy Dean — InfoUSA — CFO
The main drag in our organic growth numbers for the data base group is the declining revenue in national accounts.

Kyle Evans — Stephens, Inc. — Analyst
And I’m sorry, how far down was it this quarter?

Stormy Dean — InfoUSA — CFO
Well, that was the main drag on the growth. We only had 2% growth in that group in spite of Donnelly Marketing, or national accounts being down.

Kyle Evans — Stephens, Inc. — Analyst
By the way, are we going to get historical segment data in the Q?

Stormy Dean — InfoUSA — CFO
Yes.

Kyle Evans — Stephens, Inc. — Analyst
We saw the Masters ads, can you maybe comment a little bit and give us a rough sense for how much was spent and whether or not you’re seeing the same return in terms of website traffic and new subs on your dollar there?

Vin Gupta — InfoUSA — Chairman, CEO
Well, we don’t break down by each individual ad and we have huge metrics for every ad we run and how much response we get, how many registrations we get, how many free trials, and then how many subscribers. But the overall number, which we reported is over 10,000 subscribers this quarter.

Kyle Evans — Stephens, Inc. — Analyst
Can you give us some sense for the total cost on the Masters spend. Is it going to be anywhere in the range of what you did with the Super Bowl?

Vin Gupta — InfoUSA — Chairman, CEO
No, you could not advertise during the Masters because they only have three sponsors for Masters, IBM, Exxon, and there’s one more. So what we had in Masters was before that, before the — before the regular telecast. So Masters was not a big factor in this.

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Apr. 20. 2007 / 4:00PM, IUSA — Q1 2007 InfoUSA Earnings Conference Call

Kyle Evans — Stephens, Inc. — Analyst
Okay. And then lastly, and I’ll get in queue here. Can you talk a little bit about your outlook for the research business, maybe splitting Macro International apart from Opinion?

Vin Gupta — InfoUSA — Chairman, CEO
Well, if you don’t break those numbers down and we don’t really give indicative outlooks here.

Kyle Evans — Stephens, Inc. — Analyst
Can you talk about the research business a whole? It looks like it grew about 1.5% this quarter. But EBITDA was down, so was EBITDA margin.

Stormy Dean — InfoUSA — CFO
Well, I think that, actually, when you look at the Opinion Research, you have to go back and look at some historical things. When we break out the operating income in the Q, it will be more apparent to you. We actually had to, there’s some interCompany charges for some expenses and things that distort what they actually were. But they did extremely well in total doing better than they projected for their budget and actually, I think their contributions will be even better than we expected.

Kyle Evans — Stephens, Inc. — Analyst
Okay. So the EBITDA number that’s in the release is maybe not fully reflective of what its contribution was within the greater InfoUSA?

Stormy Dean — InfoUSA — CFO
Yes, that’s right.

Kyle Evans — Stephens, Inc. — Analyst
Okay. Thanks, I’ll get back in queue.

Operator
Your next question comes from the line of Robert Kirkpatrick, with Cardinal Capital, please proceed.

Robert Kirkpatrick — Cardinal Capital — Analyst
Good afternoon, Vin and Stormy.

Stormy Dean — InfoUSA — CFO
Hi.

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FINAL TRANSCRIPT
Apr. 20. 2007 / 4:00PM, IUSA — Q1 2007 InfoUSA Earnings Conference Call

Vin Gupta — InfoUSA — Chairman, CEO
Good afternoon.

Robert Kirkpatrick — Cardinal Capital — Analyst
Couple of questions. One, you haven’t mentioned anything about your guidance either in your press release or your comments. Are you sticking with your guidance that you talked about on the fourth quarter call and had in the fourth quarter release?

Vin Gupta — InfoUSA — Chairman, CEO
Well, we give the yearly guidance. We really have no comment on that guidance from the first quarter.

Robert Kirkpatrick — Cardinal Capital — Analyst
Okay. And Vin, could you tell us a little bit about why the Company chose to play both a regular dividend and a special dividend?

Vin Gupta — InfoUSA — Chairman, CEO
Well, no, we gave a dividend of $0.20 one year, $0.23, and this year we give the regular dividend of $0.25. And then, Board felt that give another $0.10 a share dividend to the shareholders, which is a special dividend. This something which may not be given again next year.

Robert Kirkpatrick — Cardinal Capital — Analyst
And the reason that they chose to give it was because the operations were doing better? Help me understand why the Board decided to do that.

Vin Gupta — InfoUSA — Chairman, CEO
Well, I don’t have answers for you for that, no. The fact is that Board did authorize the dividend and you should be happy with that.

Robert Kirkpatrick — Cardinal Capital — Analyst
I haven’t said I’m not. I was just trying to understand the decision.

Vin Gupta — InfoUSA — Chairman, CEO
I know you have the inside sources, you may be getting information from inside sources.

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Apr. 20. 2007 / 4:00PM, IUSA — Q1 2007 InfoUSA Earnings Conference Call
Robert Kirkpatrick — Cardinal Capital — Analyst
Okay. Well, since we’re focusing on the Company, let’s continue to focus on the Company. How did you feel about the conversion rate for the Super Bowl ads? You converted about 5%. Do you expect those incremental customers to take up your — have the same cancelation rate pattern that your traditional customers have had?

Stormy Dean — InfoUSA — CFO
Rob, this is Stormy. I think actually that pipeline was so big from that particular event that we haven’t really had an opportunity to completely work through all 50,000 of those registrants. So surprisingly, the — or maybe not surprisingly, but the quality of registrants that came from the Super Bowl ad itself, they were motivated and very interested people to do the trial. They put in good information. We were able to actually reach out to them and get back to them at 99% accuracy where prior to the Super Bowl, someone that maybe responded or registered from an e-mail that the accuracy or the validity of the data might be less than 50%. So we think that we’re — this is actually kind of floating all boats and really performing real well for us.

Robert Kirkpatrick — Cardinal Capital — Analyst
Okay. And again, they’ve taken up the product at the 150 or the $180 subscription level more so than the $90 SalesGenie Light model?

Vin Gupta — InfoUSA — Chairman, CEO
We ran a special for $150 a month. And most of them went for $150 a month.

Robert Kirkpatrick — Cardinal Capital — Analyst
Okay. Great. Well, thanks for much. Appreciate the comments.

Vin Gupta — InfoUSA — Chairman, CEO
You’re welcome.

Operator
Your next question comes from the line with Kevin Starke with Weeden and Company. Please proceed.

Kevin Starke — Weeden & Company — Analyst
Good afternoon. Looking at SG&A for the quarter, if you back out the $4.6 million for the additional ad spending and the $2.1 million in restructuring charge, is there anything else nonrecurring in nature? For example, perhaps something related to integration of Opinion Research in there?

Stormy Dean — InfoUSA — CFO
No, not really. If you look at the SG&A increase from this year over last year. It went from about $62 million up to $70 — around $72. About a $9 million, $10 million increase. Most of that was just the addition of the Opinion Research part of it, right?

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Apr. 20. 2007 / 4:00PM, IUSA — Q1 2007 InfoUSA Earnings Conference Call

Kevin Starke — Weeden & Company — Analyst
Yes.

Stormy Dean — InfoUSA — CFO
That’s where the real increase comes. The delta would be you named it, the increasing in advertising and marketing of $6 million and then the rest just is a couple of million associated with the $6.9 million increase from the 103 to $109 last year.

Kevin Starke — Weeden & Company — Analyst
Okay. Now, the K wasn’t out last time we spoke in this venue. And now that it is, it shows that advertising expense was — is actually coming up pretty strongly. $40.4 million worth of advertising expense in 2006, which is 9.3% of sales. A good deal more than you had spent in any year as a percentage of sales since about 2000. I’m just wondering where you think that might be going this year? Do you think you’re still comfortable with these very high levels of the return that you’re getting from these very high levels of ad expensing?

Vin Gupta — InfoUSA — Chairman, CEO
Well, we look at advertising and it’s the cost benefit. And so long as advertising is profitable, we keep on increasing it.

Kevin Starke — Weeden & Company — Analyst
Have you got a budget for the full year that you could share with us?

Vin Gupta — InfoUSA — Chairman, CEO
We really don’t have a budget. We look at, we’re opportunistic, if it’s profitable, we gradually start increasing it. Until it hits like point of no return. If it’s not profitable, we try a lot of different things, if it’s not profitable then we quit doing it.

Kevin Starke — Weeden & Company — Analyst
Right. I think you explained this and I apologize, CapEx was up year on year in the first quarter for what reason?

Stormy Dean — InfoUSA — CFO
Well, there were two main reasons. And one was building, we’re building a new — a big addition to a building in Papillion. It was more than $1 million and the rest of it really, we had to buy a whole bunch of hardware, actually to support the giant influx of activity to support the Super Bowl. So those are really the two things.

Vin Gupta — InfoUSA — Chairman, CEO
All the subscription products require a lot of hardware, a lot of software, plus also the recovery data. The recovery system. We have to have backups to make sure that in case there is any kind of a disaster.

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FINAL TRANSCRIPT
Apr. 20. 2007 / 4:00PM, IUSA — Q1 2007 InfoUSA Earnings Conference Call
Stormy Dean — InfoUSA — CFO
Our biggest fear was — actually we had two biggest fears when we were thinking about the Super Bowl. One was that no one would call and the other one was that everyone would call or hit the website and it would crash our website. We had to make sure we had plenty of backup hardware and support systems to be able to do that. And in fact the activity just went right through the roof as soon as that first ad aired in the pregame. And then it spiked up again in the first quarter. And we had people working, virtually around the clock for several days.

Kevin Starke — Weeden & Company — Analyst
I see. This is a 20,000 foot question. When you look at the K and you look at the Corporate activity line, that’s about $96 million in the last fiscal year. The advertising expenses in there, the rent expense, a few other things. What else is in there that’s excluded from, well last year Donnelley and InfoUSA Group?

Stormy Dean — InfoUSA — CFO
Well, when you’re looking at the K, the Corporate activities group is really the data base build and the production cost and all that stuff.

Kevin Starke — Weeden & Company — Analyst
That’s like most of the people in Omaha, right?

Stormy Dean — InfoUSA — CFO
Right. That’s the way that works.

Kevin Starke — Weeden & Company — Analyst
Okay. Great. Thanks for your time.

Operator
Your next question comes from the line of Rick D’Autevil with Columbia Management. Please proceed.

Rick D’Autevil — Columbia Management — Analyst
Yes. We’ve been a long time shareholder. And I just — I want to understand a few things philosophically. I can tell you I’ve been in the business for 14 years, we have 250 companies in our portfolio. You’re the only company that holds a 4:00 Friday afternoon conference call. What’s the motive behind that?

Vin Gupta — InfoUSA — Chairman, CEO
Well, we don’t have any motive. We have Board meetings on Thursday and Fridays, and Board would like to have our conference call after the Board meeting. So we just got done with a Board meeting and we are having this conference call after that.

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Apr. 20. 2007 / 4:00PM, IUSA — Q1 2007 InfoUSA Earnings Conference Call
Rick D’Autevil — Columbia Management — Analyst
Okay. I mean, if I notice a pattern, I don’t recall having been a long time shareholder here that prior to some of the activity from shareholders last year that you held a 4:00 Friday afternoon conference call. Is that correct?

Vin Gupta — InfoUSA — Chairman, CEO
I don’t see any problem with a 4:00 Friday call.

Rick D’Autevil — Columbia Management — Analyst
Well, I’m just wondering if you’re trying to make sure you get fewer of your — of the non-Vin Gupta shareholders on the call. Because that is probably what you accomplish by doing that.

Stormy Dean — InfoUSA — CFO
Well, if I can add something. I don’t think that’s the case. We have 45 or 50 participants right now, and that’s the same amount of participants that we had when we had it at 9:00 in the morning in 1999.

Rick D’Autevil — Columbia Management — Analyst
I appreciate that information.

Stormy Dean — InfoUSA — CFO
Okay.

Rick D’Autevil — Columbia Management — Analyst
There was a statement made in reference to this call, in reference to your ad spend. I don’t know how you guys operate, but it feels like when somebody comes back and is ramping ad spending and says we don’t really use a budget for that, that doesn’t feel like a professional management. I don’t think you really meant to say that. What did you really mean to say?

Vin Gupta — InfoUSA — Chairman, CEO
Well, you can have a budget, but again, many times we had to reduce our budget when advertising was not profitable. And when you are selling a product to masses, and you do something and it was profitable, then you don’t become timid, you say we’ll be more aggressive in advertising. So just having a fixed budget and living by it does not make sense to me. I don’t know whether you run a business or not, but every time in our — in any business if it’s profitable, you become more aggressive, if it’s not profitable, then you become — you hold back. So budget is not something which is etched in stone.

Rick D’Autevil — Columbia Management — Analyst
Well, that’s different than saying we don’t have a budget for ad spend.

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FINAL TRANSCRIPT
Apr. 20. 2007 / 4:00PM, IUSA — Q1 2007 InfoUSA Earnings Conference Call
Stormy Dean — InfoUSA — CFO
And that’s right. We decided probably 3 weeks before the Super Bowl that we were going to do the ad. We found an opportunity and decided that it was worth the risk. So that clearly wasn’t part of any kind of budget. So that became an anomaly.

Rick D’Autevil — Columbia Management — Analyst
Thanks. And then, just my last comment. And this is something that relates to your return to shareholders. And I’ll give you credit for a 2.5% dividend, although, I’m not sure that that’s been the percentage all along. Since 2004, you’ve generated no shareholder return. As a matter of fact, I can go back to 1995 when your share price was also $10. So that’s a 12-year no return to shareholders. I’m just wondering — we’re a long-term shareholder, we’ve owned this stock for 10 years. When are we going to see our return?

Vin Gupta — InfoUSA — Chairman, CEO
Well, I’ve been a shareholder for 35 years.

Rick D’Autevil — Columbia Management — Analyst
Well, you must be pleased too, then.

Vin Gupta — InfoUSA — Chairman, CEO
And let me tell you something, we have grown this company consistently. As far as revenue, the profitability, and the whole management is committed for its long-term growth.

Rick D’Autevil — Columbia Management — Analyst
Well, revenue growth doesn’t necessarily drive performance on the stock. So I’ll give you revenue growth, you’re good at acquiring things, hopefully for the right price, but I’m not sure that’s always been the case either. But to generate shareholder return, I think you need to generate growing cash flow and growing earnings and clearly your investors or the investment community isn’t necessarily endorsing your plan.

Vin Gupta — InfoUSA — Chairman, CEO
Well, you’ve got to look at that direct marketing industry is not a growth industry. And we are investing heavily and taking it to the next level. That’s why we acquired e-mail marketing companies and going into the subscription products which require a lot of investment. It’s a — it requires a transition and investment to grow that business.

Rick D’Autevil — Columbia Management — Analyst
When are we as investors going to see the return on the investments?

Vin Gupta — InfoUSA — Chairman, CEO
Well, as we continue our strategy, I think you will. I own 22 million shares, so I have the same motivation as you do.

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FINAL TRANSCRIPT
Apr. 20. 2007 / 4:00PM, IUSA — Q1 2007 InfoUSA Earnings Conference Call

Rick D’Autevil — Columbia Management — Analyst
Okay.

Vin Gupta — InfoUSA — Chairman, CEO
And 90% of my net worth is into this company. So I have more motivation than you do.

Rick D’Autevil — Columbia Management — Analyst
Well, that may be true. Okay. Thank you.

Vin Gupta — InfoUSA — Chairman, CEO
You’re welcome.

Operator
Your next question comes from the line of [Brett Buckley] with [Dolpen Partners]. Please proceed.

Brett Buckley — Dolpen Partners — Analyst
Can you discuss for us the 2007 guidance that you’ve given in the context of how we should think about, one, the $4 million of cost saves that you alluded to in the last conference call with respect to the [Orche] transaction and also, I guess people seem to be focusing on this how we should think about that guidance relative to these changes in advertising spending.

Stormy Dean — InfoUSA — CFO
Well, I’ll speak to that, then. We were able to — we acquired Opinion Research on December 4, within the first 4 months, we were able to achieve, we were not able to do it all at once, but we were able to achieve those cost savings that we talked about. We eliminated that corporate activity. With regard to the rest of our guidance going forward, Vin spoke about this earlier, that we give guidance on an annualized basis, and if you looked back and see what we’ve done in the past. We took a shot here with some additional expenditures in marketing in the first quarter, but we have no reason to believe early on in the game that we won’t hit, meet, or exceed that guidance that we gave you at the end of whenever it was, February. The last conference call.

Brett Buckley — Dolpen Partners — Analyst
So — like, for example, the EBITDA guidance inclusive or exclusive of just to use as example the $4.6 million extra advertising expense?

Stormy Dean — InfoUSA — CFO
Well, we’ll get there. I don’t see any reason why we won’t get there even with that spend. It’s not like you can add it back. You have to look at it like this. The Super Bowl only happened in the first quarter. We’re going to continue to spend money on things. But there is no other Super Bowl until next year.

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FINAL TRANSCRIPT
Apr. 20. 2007 / 4:00PM, IUSA — Q1 2007 InfoUSA Earnings Conference Call

Brett Buckley — Dolpen Partners — Analyst
Okay. Thank you.

Operator
Your next question comes from the line of [Patrick Brennan] with [Boyarc Asset Management]. Please proceed.

Patrick Brennan — Boyarc Asset Management — Analyst
So I’m just going to ask the previous question a little differently. I’m a little confused, as well on the guidance issue. When you made the original 118 to 125 EBITDA guidance and you had a certain marketing target at that time, a certain marketing spend, has anything changed between now and when you gave the guidance in terms of the amount of marketing you’re going to spend throughout the year?

Stormy Dean — InfoUSA — CFO
Well, other than the X factor, we decided to do the Super Bowl.

Patrick Brennan — Boyarc Asset Management — Analyst
But when you did the Super Bowl, you had an idea, when you made the guidance, you were incorporating the Super Bowl ad spending into that guidance, right?

Stormy Dean — InfoUSA — CFO
That’s true. But then we also then have tried some additional things Final Four, Masters, we’re evaluating the ROI on that. And we’ll just see. We still believe there’s no reason for us to change our guidance at this time.

Patrick Brennan — Boyarc Asset Management — Analyst
Okay. Even with these additional items. It might be helpful to put that directly in the — in a press release to clarify that for everyone. I think that was a source of confusion. And then on the CapEx spending, it’s — have you given a number? Or can you refresh our memory? What’s the anticipated CapEx for the full year?

Stormy Dean — InfoUSA — CFO
We were looking at a number, I think we talked about something around 15 or $16 million of which excluded anything that we would be doing for buildings and facilities.

Patrick Brennan — Boyarc Asset Management — Analyst
Right.

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FINAL TRANSCRIPT
Apr. 20. 2007 / 4:00PM, IUSA — Q1 2007 InfoUSA Earnings Conference Call
Stormy Dean — InfoUSA — CFO
It might be a little closer to $18 now after we spent this money on beefing up things for the hardware for the Super Bowl.

Patrick Brennan — Boyarc Asset Management — Analyst
Okay $18 million for the full — and would that include roughly $2 million at Opinion Research?

Stormy Dean — InfoUSA — CFO
Well, probably less than that, but that’s a decent assumption.

Patrick Brennan — Boyarc Asset Management — Analyst
Okay. Okay. Great. Thank you.

Vin Gupta — InfoUSA — Chairman, CEO
You’re welcome.

Operator
It appears we have no more questions in queue. I would like to turn the call back over to management for closing remarks.

Vin Gupta — InfoUSA — Chairman, CEO
Well, thank you very much for joining us. And we’ll talk to you soon. Thank you.

Operator
Thank you for your participation in today’s conference. This concludes our presentation. You may now disconnect. Have a good day.

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